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                                                                   EXHIBIT 10.27



                               RETENTION AGREEMENT


         This RETENTION AGREEMENT ("Agreement"), effective as of January 3, 2000, by and between WebLink Wireless, Inc., a Delaware corporation (the "Company"), and John D. Beletic (the "Executive"), evidences that;

         WHEREAS, the Executive is the Chairman and Chief Executive Officer of the Company and has made and/or is expected to make or continue to make significant contributions to the profitability, growth and financial strength of the Company;

         WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel of the Company;

         WHEREAS, in order to induce Executive to remain in the employ of the Company, the Company will make certain payments to Executive in the event Executive's employment with the Company is terminated under certain circumstances described below;

         WHEREAS, the Company and the Executive desire to establish certain employment and compensation rights and obligations with respect to the Executive; and

         WHEREAS, the Executive is willing to continue to render services to the Company in consideration of the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1.       Operation of Agreement.

                  (a) For purposes of this Agreement, a "Change in Control" will be deemed to have occurred if at any time during the Term (as hereinafter defined) any of the following events shall occur:

                           (i) The Company is merged, consolidated, converted or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, conversion or reorganization less than a majority of the combined voting power of the then outstanding securities of the Company or such corporation or other legal entity are



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                                    held, immediately after such transaction, in
                                    the aggregate, by the holders of Voting
                                    Stock (as hereinafter defined) of the
                                    Company immediately prior to such
                                    transaction and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

                           (ii) The Company sells (directly or indirectly) all or substantially all of its assets (including, without limitation, by means of the sale of the capital stock or assets of one or more direct or indirect subsidiaries of the Company) to any other corporation or other legal entity (other than a directly or indirectly majority-owned subsidiary of the Company), of which less than a majority of the combined voting power of the then outstanding voting securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

                           (iii) Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes (subsequent to the date hereof) the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                                    Act) of securities representing fifty
                                    percent (50%) or more of the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); provided, however, purposes of this Section 1(a)(iii), the term "person" will not be deemed to include any "person" who, as of the date hereof, owns forty-five percent (45%) or more of the Voting Stock of the Company; or

                           (iv) The stockholders of the Company approve a plan contemplating the liquidation or dissolution of the Company.

                  (b) The period during which this Agreement shall be in effect (the "Term") shall commence as of the date hereof and shall expire as of the close





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                           of business on January 3, 2001, provided, however,
                           unless either the Executive or the Company gives written notice of intent to terminate this Agreement upon the expiration of the first year of this Agreement or any subsequent renewal period, this Agreement will automatically be renewed, upon each anniversary of the date hereof, for successive one year periods ("renewal periods"). Any such notice of termination must be given not less than thirty (30) days prior to the end of the first year of this Agreement or any subsequent renewal period. Notwithstanding the foregoing, the Executive may elect not to renew this Agreement at any time within the fifteen (15) day period immediately following receipt by the Executive of a Compensation Resolution (as hereinafter defined), regardless of whether such Compensation Resolution is delivered before or after any anniversary date of this Agreement. An election not to renew this Agreement will not affect any rights which have vested or otherwise accrued prior to the expiration of this Agreement. The expiration of the Term of this Agreement will not be deemed to be a "termination" of this Agreement for the purposes of Sections 4 and 5.

         2. Employment. Subject to the terms and conditions of this Agreement, the Company shall continue the Executive in its employ and the Executive shall remain in the employ of the Company for the Term, in the position and with substantially the same duties and responsibilities that the Executive has as of the date hereof or in the position and with the duties and responsibilities that the Company and the Executive may hereafter mutually agree in writing. Throughout the Term, the Executive shall devote substantially all of the Executive's time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as in effect for senior executives as of the date hereof or as otherwise approved by the Board of Directors of the Company (the "Board")) to the business and affairs of the Company and shall attempt to maximize stockholder value, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time during normal business hours to (i) serving as a director, trustee or member of or participant in any organization or business so long as such activity does not materially interfere with the performance of the Executive's obligations pursuant to this Agreement, (ii) engaging in charitable and community activities, or (iii) managing the Executive's personal investments.

         3. Compensation During Term. During the Term, the Executive shall receive an annual base salary (which base salary is herein referred to as "Base Pay") and shall have the opportunity to earn an annual bonus (the "Annual Bonus") and may have the opportunity to earn a special bonus (the "Special Bonus") in each case, in such amounts,



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at such rates, at such times and subject to such conditions as may be determined annually by the Board pursuant to a formal resolution adopted by the Board (hereinafter referred to as the "Compensation Resolution"). After delivery of a copy of the Compensation Resolution (certified by the Secretary of the Company) to the Executive, the amount, terms and conditions of the Base Pay, Annual Bonus and Special Bonus (if any) to be earned by and paid to the Executive for the fiscal year to which the Compensation Resolution relates, may not be amended in a manner adverse to the Executive without the written consent of the Executive. The Executive acknowledges the receipt of the Compensation Resolution relating to the 2000 fiscal year of the Company. The Company will deliver to the Executive subsequent Compensation Resolutions relating to subsequent fiscal years of the Company, in a manner consistent with the Company's past compensation practices. Unless otherwise provided in the applicable Compensation Resolution, the Executive's Base Pay shall be payable in accordance with the Company's generally applicable payroll policies and this Agreement. Unless otherwise provided in the applicable Compensation Resolution, the Executive's Annual Bonus shall be paid in accordance with the Company's past compensation practices and this Agreement. Any Special Bonus payable to the Executive shall be paid in accordance with the terms of the applicable Compensation Resolution and this Agreement. The Annual Bonus and the Special Bonus are hereinafter collectively referred to as "Incentive Pay." If this Agreement is "renewed" for one or more renewal periods (pursuant to Section 2) the Executive's Base Pay for such renewal period will not be less than the Base Pay payable to the Executive pursuant to the Compensation Resolution applicable to the immediately preceding annual period and the target bonus amount with respect to any such renewal period will be not less than one hundred percent (100%) of the Base Pay payable with respect to such renewal period.

         4.       Termination.

                  (a) This Agreement may be terminated by the Company during the Term upon the occurrence of one or more of the following events:

                           (i) If the Executive is unable to perform the essential functions of the Executive's position(s) (with or without reasonable accommodation) because the Executive has become Disabled (as hereinafter defined), and actually begins to receive disability benefits pursuant to, a long-term disability plan maintained by or on behalf of the Company for its employees generally; or


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                           (ii)     For "Cause," which for purposes of this
                                    Agreement shall mean:

                                    (A)      the Executive shall have committed
                                             an intentional act of fraud,
                                             embezzlement or a material theft in
                                             connection with the Executive's
                                             duties or in the course of the
                                             Executive's employment with the
                                             Company;

                                    (B)      the Executive shall have been
                                             convicted of felony and the
                                             continuation of the employment of
                                             the Executive with the Company
                                             following such conviction will have
                                             a materially adverse affect upon
                                             the reputation and/or prospects of
                                             the Company;

                                    (C)      the Executive shall have breached
                                             any material duty of loyalty to the
                                             Company; provided the actions of
                                             the Executive were not approved by
                                             the Board following full disclosure
                                             of the Executive's interest;

                                    (D)      the Executive shall have materially
                                             breached the obligations of the
                                             Executive pursuant to the second
                                             sentence of Section 2;

                                    (E)      the Executive shall have committed
                                             intentional wrongful damage to
                                             property of the Company (which is
                                             materially harmful to the Company);
                                             or

                                    (F)      the Executive shall have committed
                                             intentional wrongful disclosure of
                                             secret processes or confidential
                                             information of the Company (which
                                             is materially harmful to the
                                             Company).

Notwithstanding the foregoing, the Company's right to terminate this Agreement with respect to any action of the Executive described in Section 4(a)(ii) will be deemed to have been irrevocably waived by the Company, if the Company does not terminate this Agreement within sixty (60) days following the Board first being made aware of such action of the Executive. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, this Agreement shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly


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adopted by the affirmative vote of not less than a majority of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has committed an act set forth above in this Section 4(a)(ii) and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or the Executive's beneficiaries to contest the validity or propriety of any such determination. In addition, to the extent that any action of the Executive relied upon by the Company to terminate this Agreement pursuant to Section 4(a)(ii) is susceptible of being cured, the Company must provide the Executive with written notice of its intent to terminate this Agreement (such notice to identify with specificity the action upon which the Company intends to rely to terminate this Agreement) and the right of the Company to terminate this Agreement based upon such action shall be suspended for a period of thirty (30) days to allow the Executive to cure such action. If the Executive is successful in curing such action within such thirty (30) day period, such action may not thereafter be relied upon by the Company as a basis for terminating this Agreement. As used herein, the term "Disabled" will be deemed to mean the inability of the Executive, as determined reasonably by the Board, by reason of any medically determinable physical or mental impairment to engage in the performance of the material duties of the Executive referenced in Section 2 for a period which has lasted or can reasonably be expected to last without material interruption for not less than twelve (12) months.

                  (b) The Executive shall be entitled to severance benefits as follows:

                           (i) The Executive will be entitled to benefits as provided in Section 5 hereof upon any termination by the Company of this Agreement for any reason other than (x) for Cause, (y) as a result of the death of the Executive or
                                    (z) by reason of the Executive becoming
                                    Disabled and the actual receipt by the
                                    Executive of disability benefits in
                                    accordance with Section 4(a)(i) hereof;


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                           (ii)     The Executive will be entitled to benefits
                                    as provided in Section 5 hereof upon
                                    termination by the Executive of this
                                    Agreement during the Term upon the
                                    occurrence of any of the following events:

                                    (A)      Failure to elect or reelect the
                                             Executive to the office(s) of the
                                             Company which the Executive holds
                                             as of the date hereof, or failure
                                             to elect or reelect the Executive
                                             as a director of the Company or the
                                             removal of the Executive as a
                                             director of the Company (or any
                                             successor thereto);

                                    (B)      A significant adverse change
                                             imposed by the Board in the nature
                                             or scope of the authorities,
                                             powers, functions, responsibilities
                                             or duties attached to the
                                             position(s) with the Company which
                                             the Executive held immediately
                                             prior to the date hereof,

                                    (C)      The Company shall require that the
                                             principal place of work of the
                                             Executive be changed to any
                                             location which is in excess of 25
                                             miles from the location thereof
                                             immediately prior to the date
                                             hereof or to travel away from the
                                             Executive's office in the course of
                                             discharging the Executive's
                                             responsibilities or duties
                                             hereunder significantly more (in
                                             terms of either consecutive days or
                                             aggregate days in any calendar
                                             year) than was required of the
                                             Executive prior to the date hereof
                                             without, in either case, the
                                             Executive's prior consent;

                                    (D)      Any material breach of this
                                             Agreement by the Company or any
                                             successor thereto, including,
                                             without limitation, any failure by
                                             the Company to pay to the Executive
                                             the compensation payable to the
                                             Executive by the Company pursuant
                                             to this Agreement; and

                           (iii) Upon any termination of this Agreement based upon the Executive being Disabled, the Executive will promptly be paid the Special Bonus, if any, set forth in the applicable Compensation Resolution.

                  (c) For the Executive's service pursuant to Subsection 2(a) hereof, during the Term the Executive shall be a full participant in, and shall be entitled to the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior


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                           executives of the Company participate generally,
                           including without limitation any stock option, stock purchase, stock appreciation, phantom stock, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group and/or executive life, accident, health, dental, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may exist as of the date hereof or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company (collectively, "Employee Benefits"). A termination by the Company pursuant to
                           Section 4(a) hereof or by the Executive pursuant to
                           Section 4(b) hereof shall not affect any rights which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof.

                  (d) Notwithstanding the foregoing, this Agreement may be terminated by the Company or the Executive at any time upon thirty (30) days prior written notice.

         5.       Severance Compensation.

                  (a) Without affecting any additional obligations of the Company set forth in an applicable Compensation Resolution, if this Agreement is terminated in the manner described in Sections 4(b)(i) or 4(b)(ii) hereof, the Company shall pay to the Executive the amount specified in Section 5(a)(i) hereof within five business days after the date (the "Termination Date") that this Agreement is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to
                           Section 4(b) hereof):

                           (i) In lieu of any further payments to the Executive for periods subsequent to the Termination Date, but without affecting the rights of the Executive referred to in
                                    Section 5(c) hereof or pursuant to any stock option, phantom stock, stock appreciation right, restricted stock grant or similar award, (x) if the termination of the Executive's employment occurs prior to



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                                    the occurrence of a Change in Control, a
                                    lump sum payment (the "Pre-Change in Control
                                    Severance Payment") in an amount equal to the sum of (A) the aggregate Base Pay plus
                                    (B) the aggregate Incentive Pay, which, in each case, the Executive would have received pursuant to this Agreement during the remainder of the Term had the Executive's employment continued for the remainder of the Term and (y) if the termination of the Executive's employment occurs subsequent to the occurrence of a Change in Control, a lump sum payment (the "Post-Change in Control Severance Payment") in an amount equal to the sum of (A) the aggregate Base Pay plus (B) the aggregate Annual Bonus which the Executive would have received pursuant to this Agreement during the remainder of the Term had the Executive's employment continued for the remainder of the Term. The Pre-Change in Control Severance Payment and the Post-Change in Control Severance Payment are hereinafter collectively referred to as the "Severance Payment."

                           (ii) For the remainder of the Term the Company shall arrange to provide the Executive with Employee Benefits substantially similar to those which other senior executive officers of the Company are entitled to receive (and if and to the extent that such benefits shall not or cannot be paid or provided under any policy, plan, program or arrangement of the Company solely due to the fact that the Executive is no longer an officer or employee of the Company, then the Company shall itself pay to the Executive and/or the Executive's dependents and beneficiaries, such Employee Benefits) and
                                    (B) without limiting the generality of the foregoing, the remainder of the Term shall be considered service with the Company for the purpose of service credits under the Company's retirement income, supplemental executive retirement and other benefit plans applicable to the Executive and/or the Executive's dependents and beneficiaries immediately prior to the Termination Date.

                  (b) If this Agreement is terminated during the Term by the Company pursuant to Section 4(a)(ii) hereof or if this Agreement is terminated during the Term by the Executive for any reason other than pursuant to
                           Section 4(b) hereof, the Executive will forfeit any right to receive



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                           any unpaid Incentive Pay. If this Agreement is
                           terminated during the Term (i) by the Company as a result of the death of the Executive or (ii) by the Executive for any reason other than pursuant to
                           Section 4(b) hereof, the Executive will forfeit any right to receive any unpaid Annual Bonus.

                  (c) Upon written notice given by the Executive to the Company prior to the receipt of any payment pursuant to Section 5(a) hereof, the Executive, at the Executive's sole option, without adjustment to reflect the present value of such amounts as aforesaid, may elect to have all or any of the Severance Payment payable pursuant to Section 5(a)(i) hereof paid to the Executive on a quarterly or monthly basis during the remainder of the Term.

                  (d) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit (including Employee Benefits) of the Executive provided for in this Agreement.

                  (e) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable Discount Rate (as hereinafter defined) or, if lesser, the highest rate allowed by applicable usury laws. As used herein, the term "Discount Rate" will be deemed to mean the discount rate required to be utilized for purposes of computations under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, or if no such rate is so required to be used, a rate equal to the then-applicable interest rate prescribed by the Code for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments.

         6. No Mitigation Obligation. The parties hereto expressly agree that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

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         7.       Legal Fees and Expenses. It is the intent of the Company that subsequent to the occurrence of a Change in Control, the Executive not be required to incur the expenses associated with the enforcement of the Executive's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has, subsequent to the occurrence of a Change in Control, failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action, subsequent to the occurrence of a Change in Control, to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the litigation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all reasonable attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

         8. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

         9.       Successors and Binding Agreement.

                  (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any



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                           persons acquiring directly or indirectly all or
                           substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement). This Agreement shall not otherwise be assignable, transferable or delegable by the Company.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

                  (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 9(a) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 9(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                  (d) The Company and the Executive recognize that each Party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

         10. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND THE LAWS OF THE UNITED STATES OF AMERICA AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS. COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES CONSENT




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TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. VENUE IN ANY SUCH
DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN DALLAS COUNTY, TEXAS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (ii) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

         11. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:


         (a)      If to the Executive:               3219 Drexel
                                                     Dallas, Texas 75205
                                                     Facsimile Transmission No.:  (214) 526-1992

                                                     Attn: John D. Beletic

                  with a copy (which will
                  not constitute notice) to:         Winstead Sechrest & Minick P.C.
                                                     5400 Renaissance Tower
                                                     1201 Elm Street
                                                     Dallas, Texas  75270
                                                     Facsimile Transmission No.: (214) 745-5390

                                                     Attn: Robert E. Crawford, Jr., Esq.

         (b)      If to the Company:                 WebLink Wireless, Inc.
                                                     3333 Lee Parkway
                                                     Dallas, Texas 75219
                                                     Facsimile Transmission No.: (214) 765-4962


                                                     Attn: General Counsel

                  with a copy (which will
                  not constitute notice) to:         Davis Polk & Wardwell
                                                     450 Lexington Avenue
                                                     New York, New York 10017
                                                     Facsimile Transmission No.:  (212) 450-5745

                                                     Attn:  Ulrika Ekman

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         12. Gender. Words of any gender used in this Agreement will be held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

         13. Amendment. This Agreement may not be amended or supplemented except pursuant to a written instrument signed by the party against whom such amendment or supplement is to be enforced. Nothing contained in this Agreement will be deemed to create any agency, joint venture, partnership or similar relationship between the parties to this Agreement. Nothing contained in this Agreement will be deemed to authorize either party to this Agreement to bind or obligate the other party.

         14. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

         15. Severability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly. The parties acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

         16. Third Parties. Except as expressly set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

         17. Waiver. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right.

         18. Prior Agreements. This Agreement and the agreements, instruments and documents contemplated by this Agreement, including, without limitation, that certain Confidentiality and Noncompetition Agreement, dated June 6, 1997, by and between the Executive and the Company, represent the parties' entire agreement with respect to the subject matter of this Agreement and such other agreements, instruments and documents and supersede and replace any prior agreement or understanding with respect to that subject matter. This Agreement may not be amended or supplemented except pursuant to a written instrument signed by the party against whom such amendment or supplement is to be enforced. Except as expressly set forth in this Agreement (e.g., Section 19(a), etc.), awards under benefit plans (e.g., stock option awards, restricted stock grants, phantom stock awards, etc.) are not within the scope of this Agreement and will not be governed by or affected by this Agreement.

         19.      Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company (or any affiliate, stockholder, or subsidiary thereof or any plan or program of the Company or any affiliate, stockholder, or subsidiary thereof) to the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 19) (a "Payment") is subject or will cause the Executive to be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) (i.e., while the Executive is considered a "disqualified individual" as such term is defined in Section 280G of the Code and the regulations promulgated thereunder), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Taxes imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 19(c), all determinations required to be made under this Section 19, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive as soon as possible following a request made by the Executive or the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 19, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
                           Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 19(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten
                           (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably requested by the Company relating to such claim,

                           (ii)     take such action in connection with
                                    contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith to effectively contest such claim,

                           (iv) and permit the Company to participate in any proceedings relating to such claim;

                           provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on a "grossed up," after-tax basis, for any

                           Excise Tax or any income or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 19(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on a "grossed up," after-tax basis, from any Excise Tax or any income or other tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 19(c), the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 19(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of any amount advanced by the Company pursuant to Section 19(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         20. Forgiveness of Indebtedness; Interest Moratorium. The Company agrees that the obligations of the Executive to pay principal and/or interest with respect to that certain Fixed Rate Promissory Note, dated January 28, 1994, made payable by the Executive to the Company in the original principal amount of Ninety-Seven Thousand Eight Hundred and 00/100 Dollars ($97,800.00), that certain Fixed Rate Promissory Note, dated September 22, 1997, made payable by the Executive to the Company in the original principal amount of Sixteen Thousand Three Hundred and 00/100 Dollars ($16,300.00) and that certain Fixed Rate Promissory Note, dated January 14, 1998, made payable by the Executive to the Company in the original principal amount of Forty-Eight Thousand Nine Hundred and 00/100 Dollars ($48,900.00) as such notes have been previously or may be hereafter renewed, extended or modified (hereinafter collectively referred to as the "Notes") are suspended (although interest will continue to accrue) until the close of business on January 3, 2001 and; provided the Executive has not terminated this Agreement during the Term other than pursuant to Section 4(b) and the Company has not terminated this Agreement pursuant to
Section 4(a)(ii), the such obligations will terminate on the close of business on January 3, 2001. At such time, if the Company has not previously terminated this Agreement pursuant to Section 4(a)(ii), the Company will mark such Notes "paid in full" and will deliver such Notes to the Executive.

         21. No Retroactive Recovery of Compensation. The Company hereby waives any right to seek recovery of any payment or other benefit paid or provided to the Executive pursuant to this Agreement subsequent to the payment or delivery thereof.

         22. Assistance with Transition. In the event the Executive elects not to renew this Agreement, the Executive agrees to use reasonable efforts to assist the Company in retaining a successor for the Executive and in exchange for such assistance, the Board may, in its sole discretion, elect to accelerate the vesting of any option, restricted stock, phantom stock, stock appreciation or similar award made to the Executive. The Company acknowledges and agrees that the failure of the Executive to comply with the provisions of this Section 22 will not give rise to any remedy on behalf of the Company (including, without limitation, any right to terminate this Agreement or any other agreement between the Company and the Executive or any right to equitable relief) or subject the Executive to any liability (including, without limitation, damages, whether sought in an action at law or in equity and whether or not sought in an action in contract, in tort or otherwise).




                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                     COMPANY

                                     WEBLINK WIRELESS, INC.



                                     By: /s/ Frederick G. Anderson
                                         ---------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:  VP
                                                 -------------------------------

                                     EXECUTIVE:

                                     /s/ John D. Beletic
                                     -------------------------------------------
                                     John D. Beletic